EX 10.23

                            FLUOR DANIEL GTI, INC.

                      Non-Qualified Stock Option Agreement
                              Under 1997 Stock Plan


         Fluor Daniel GTI, Inc., a Delaware corporation (the "Company"), hereby grants this ____ day of __________, 1997 to _______________________ (the
"Optionee"), an option to purchase a maximum of _________ shares of its Common Stock, $.001 par value, at the price of $______ per share, on the following terms and conditions:

         1. Grant Under 1997 Stock Plan. This option is granted pursuant to and is governed by the Company's 1997 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

         2. Grant as Non-Qualified Option; Other Options. This option is intended to be a non- qualified option (rather than an incentive stock option), and the Company intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other option heretofore or hereafter granted to the Optionee by the Company.

         3. Extent of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer or director (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the Optionee may, subject to Article 2, exercise this option for the number of shares set opposite the applicable date.

Date Option Becomes            Number of Shares                    Expiration
Exercisable                    Available for Exercise              Date
-------------------            ----------------------              ----------







         The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the scheduled expiration date. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company, or dies or becomes disabled while involved in a Business Relationship with the Company.

         4. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death or disability as defined in Article








5, no further installments of this option shall become exercisable and this option shall terminate on the date the Optionee's Business Relationship ceases, but in no event later than the scheduled expiration date.

         5. Death; Disability; Dissolution. If the Optionee dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee's Business Relationship with the Company is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180 day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

         6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

         7. Payment of Price. The option price is payable in United States dollars and may be paid: (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or (b) at the discretion of the Committee, in cash, by check or by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price, or by any combination of the foregoing equal in amount to the option price.

         8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at its principal executive office. Such notice shall state the election to exercise this option and the number of shares with respect to which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In




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the event this option shall be exercised,  pursuant to Article 5 hereof,  by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. Before certificates for the shares purchased, pursuant to this option are delivered, the Optionee shall pay the purchase price for the shares purchased and provide for the withholding or reimbursement for taxes pursuant to
Article 14. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

         9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

         10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

         11. No Obligation to Continue Business Relationship. The Company and any Related Corporation are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

         12. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

         13. Capital Changes and Business Successions. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 and 5 hereof, maintaining or being involved in a Business Relationship with the Company includes maintaining or being involved in a Business Relationship with a Related Corporation as defined in the Plan.

         14. Withholding Taxes. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount




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from the  Optionee's  wages or other  remuneration  sufficient  to  satisfy  the
Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under-withheld. Certificates for shares purchased pursuant to this option will not be delivered unless the Optionee provides for federal, state and local taxes as set forth in this Article.

         15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

         IN WITNESS WHEREOF the Company and the Optionee have caused this Agreement to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of a copy of this Agreement.

FLUOR DANIEL GTI, INC.




By:
   -----------------------                   --------------------------
                                             Optionee




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